                                                                  Exhibit (n)(3)

                        CONSENT TO BEING NAMED AS TRUSTEE


                  The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Equity Securities Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  November 29, 2001

                                                    /s/ James B. O'Neill
                                                    ----------------------------
                                                    James B. O'Neill

                        CONSENT TO BEING NAMED AS TRUSTEE


                  The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Equity Securities Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  November 29, 2001


                                                    /s/ Donald J. Puglisi
                                                    ----------------------------
                                                    Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE


                  The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Equity Securities Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  November 29, 2001



                                                    /s/ William R. Latham, III
                                                    ----------------------------
                                                    William R. Latham, III